FERRO CORPORATION TO BE ACQUIRED BY PRINCE INTERNATIONAL CORPORATION FOR $22.00 PER SHARE IN $2.1 BILLION ALL-CASH TRANSACTION; REPORTS FIRST QUARTER RESULTS

Agreement to be Acquired

On Tuesday, May 11, 2021, Ferro Corporation entered into a definitive agreement to be acquired by Prince International Corporation (“Prince”), a portfolio company of American Securities LLC, in an all-cash transaction valued at approximately $2.1 billion, including the assumption of debt, net of cash. Under the terms of the agreement, which has been unanimously approved by the Ferro Corporation Board of Directors, Prince will acquire all of the outstanding common stock of Ferro for $22.00 per share in cash.

This transaction creates significant value for our shareholders. Ferro has successfully executed a five-phase transformation strategy that has resulted in creating a global leader in functional coatings and color solutions focused on high-growth markets. Our products are used in critical industries such as healthcare, automotive, electronics, aerospace and construction, while being aligned with key global megatrends such as IoT, 5G and sustainability. The steps we have taken to develop a cohesive technology-driven portfolio and enhance our market leadership positions with long-standing, market-leading customers and deliver sustainable growth have made Ferro an attractive investment.

Ferro’s transformation culminated in the transaction with Prince, which we believe represents compelling value for our shareholders, as well as a great opportunity for our employees. We are pleased to be able to partner with a market leader like Prince to grow our businesses on a truly global scale.

Ferro’s first quarter 2021 performance demonstrates the strength of our business, with revenue and gross profit significantly higher than the same period last year. Optimization initiatives throughout the Company also contributed to the strong first-quarter performance.

Peter Thomas
Chairman, President and CEO, Ferro Corporation

First Quarter Continuing Operations*
•	Net Sales increased 14.3% to $288.4M	 Net Sales increased 10.2% on a constant currency basis
•	Gross Profit increased 17.8% to $95.1M, Gross Profit Margin improved 100 bps to 33.0%	 Adjusted Gross Profit increased 14.7% to $97.3M, Adjusted Gross Profit Margin improved 130 bps to 33.7%
•	GAAP diluted EPS increased 15.8% to $0.22	 Adjusted diluted EPS increased 42.3% to $0.37
•	Income from continuing operations increased 16.6% to $18.6M	• Adjusted EBITDA increased 41.8% to $57.8M, Adjusted EBITDA Margin improved 390 bps to 20.0%

*Comparative information is relative to prior-year Continuing Operations.

Key Results from Continuing Operations* (amounts in millions, except EPS)

Sales and Gross Profits	Q1 2021	Q1 2020	% Change
Net Sales	$288,358	$252,326	14.3%
Net Sales (constant currency)	288,358	261,604	10.2%
Gross Profit (GAAP)	95,103	80,738	17.8%
Gross Profit Margin	33.0%	32.0%	100 bps
Adjusted Gross Profit (constant currency)	97,282	84,805	14.7%
Adjusted Gross Profit Margin	33.7%	32.4%	130 bps

Income from Continuing Operations, Adjusted EBITDA and EPS	Q1 2021	Q1 2020	% Change
Income from Continuing Operations	$18,558	$15,912	16.6%
Adjusted EBITDA	57,756	40,724	41.8%
Adjusted EBITDA Margin	20.0%	16.1%	390 bps
GAAP diluted EPS	$0.22	$0.19	15.8%
Adjusted diluted EPS	0.37	0.26	42.3%

*Comparative information is relative to prior-year first quarter Continuing Operations.

Transaction Information

On Tuesday, May 11, 2021, Ferro Corporation entered into a definitive agreement to be acquired by Prince International Corporation, a portfolio company of American Securities LLC,  in an all-cash transaction valued at approximately $2.1 billion, or 12.4 times TTM Adjusted EBITDA as of March 31, 2021,  including the assumption of debt, net of cash. Under the terms of the agreement, which has been unanimously approved by the Ferro Corporation Board of Directors, Prince will acquire all of the outstanding common stock of Ferro for $22.00 per share in cash. The purchase price represents a 25.1% premium to the closing stock price on May 10, 2021, of $17.58 per share and a 33.8% premium to the 90-day volume-weighted average price.

The transaction is subject to customary closing conditions, including the approval of Ferro’s shareholders and regulatory approvals, and is currently expected to close in the first quarter of 2022. The transaction is not subject to a financing condition.

Until such time as the transaction is completed, Ferro Corporation will continue to operate as usual, including all reporting required as a publicly traded company. Upon the completion of the transaction, Ferro Corporation will become a privately held subsidiary of Prince and shares of Ferro common stock will no longer be listed on any public market.

Lazard is acting as sole financial advisor and Simpson Thacher & Bartlett LLP is acting as legal advisor to Ferro Corporation. Kirkland & Ellis is acting as legal advisor to Prince.  Barclays and Morgan Stanley acted as financial advisors to Prince.

As a result of the pending transaction, Ferro will not hold its first quarter 2021 earnings teleconference that was scheduled for  8:00 a.m. Eastern Time on Tuesday May 11, 2021.

About Adjusted Earnings Before Interest, Taxes and Depreciation (EBITDA), Trailing Twelve Months (TTM)

Adjusted EBITDA/TTM excludes the impact of certain items that are not expected to recur. Adjusted EBITDA/TTM is a non-GAAP financial measures as defined by the Securities and Exchange Commission. Management reviews the adjusted financial measure in assessing the performance of the business.  The Company is unable to reconcile the Adjusted EBITDA/TTM measure.

First Quarter 2021 Highlights

Net sales in the first quarter of 2021 increased 14.3% to $288.4 million and increased 10.2% on a constant currency basis, primarily due to higher demand in its Functional Coatings segment.  For the quarter, gross profit increased 17.8% to $95.1 million and increased 14.7% to $97.3 million on a constant currency basis compared to the prior year quarter.  Gross Profit Margin in the first quarter of 2021 increased 100 basis points to 33.0% compared to the prior year quarter and increased sequentially 260 basis points from the fourth quarter of 2020.  The improvement in gross profit margin was primarily driven by favorable sales volume and mix, favorable foreign currency impacts, higher product pricing and lower raw material cost offset by higher manufacturing costs.

GAAP diluted EPS from continuing operations increased 15.8% to $0.22 and Adjusted diluted EPS increased by 42.3% to $0.37. Income from continuing operations increased 16.6% to $18.6 million. Adjusted EBITDA improved 41.8% to $57.8 million.  Adjusted EBITDA margin improved 390 basis points to 20.0% compared to the prior year quarter.

Segment Results Continuing Operations * (amounts in millions, except EPS)

Functional Coatings	Q1 2021	Q1 2020	% Change
Net Sales	$184,822	$155,435	18.9%
Net Sales (Constant Currency)	184,822	161,228	14.6%
Gross Profit (GAAP)	61,876	47,817	29.4%
Gross Profit Margin	33.5%	30.8%	270 bps
Adjusted Gross Profit (Constant Currency)	64,231	50,805	26.4%
Adj. Gross Profit Margin (Constant Currency)	34.8%	31.5%	330 bps

Color Solutions	Q1 2021	Q1 2020	% Change
Net Sales	$103,536	$96,891	6.9%
Net Sales (Constant Currency)	103,536	100,376	3.1%
Gross Profit (GAAP)	33,668	33,787	-0.4%
Gross Profit Margin	32.5%	34.9%	-240 bps
Adjusted Gross Profit (Constant Currency)	33,930	34,799	-2.5%
Adj. Gross Profit Margin (Constant Currency)	32.8%	34.7%	-190 bps

*Comparative information is relative to prior-year first quarter.

Constant currency

Constant currency results reflect the remeasurement of 2020 reported and adjusted local currency results using 2020 exchange rates, which produces constant currency comparatives for 2021 reported and adjusted results. These non-GAAP financial measures should not be considered as a substitute for the measures of financial performance prepared in accordance with GAAP.

Conference Call  - Canceled

Ferro will not hold its previously scheduled first quarter 2021 earnings teleconference at 8:00 a.m. EDT Tuesday May 11, 2021.

About Ferro Corporation

Ferro Corporation (www.ferro.com) is a leading global supplier of technology-based functional coatings and color solutions. Ferro supplies functional coatings for glass, metal, ceramic and other substrates and color solutions in the form of specialty pigments and colorants for a broad range of industries and applications. Ferro products are sold into the building and construction, automotive, electronics, industrial products, household furnishings and appliance markets.  The Company’s reportable segments include: Functional Coatings and Color Solutions. Headquartered in Mayfield Heights, Ohio, the Company has approximately 3,700 associates globally and reported 2020 sales of $959 million.

About Prince International Corporation

Headquartered in Houston, Texas, Prince specializes in developing, manufacturing and marketing performance-critical specialty products, many custom developed, for niche applications in the construction, electronics, consumer products, agriculture, automotive, oil & gas, industrial and other end markets. Prince employs approximately 1,200 employees across its 21 facilities located on 6 continents. Prince is a portfolio company of American Securities LLC. For more information, visit www.princecorp.com.

Cautionary Note on Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to the expected timing, completion and effects of the proposed merger, as well as other statements representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectations with respect to the costs and other anticipated financial impacts of the merger; future financial and operating results of Ferro Corporation (“Ferro”); Ferro’s plans, objectives, expectations and intentions with respect to future operations and services; required approvals to complete the merger by our shareholders and by governmental regulatory authorities, and the timing and conditions for such approvals; the stock price of Ferro prior to the consummation of the transactions; and the satisfaction of the closing conditions to the proposed merger. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the Securities and Exchange Commission (the “SEC”). Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.ferro.com under “Investors.” You are urged to carefully consider all such factors. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, such expectations

Cautionary Note on Forward-Looking Statements (Con’t)

may not prove to be correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only to expectations as of the date of this communication. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this communication, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this communication, such statements or disclosures will be deemed to modify or supersede such statements in this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Ferro by Prince. In connection with this proposed acquisition, Ferro plans to file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document Ferro may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF FERRO ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to shareholders of Ferro. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Ferro through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Ferro will be available free of charge on Ferro’s internet website at www.ferro.com or upon written request to: Director of Investor Relations and Corporate Communications, Ferro Corporation, 6060 Parkland Boulevard, Mayfield Heights, Ohio 44144 or by telephone at (216) 875-5451.

Participants in Solicitation

Ferro, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed merger will be set forth in the proxy statement if and when it is filed with the SEC. Information about the directors and executive officers of Ferro is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 1, 2021, its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 25, 2021, its Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021, which was filed with the SEC on May 10, 2021, and its Current Report on Form 8-K, which was filed with the SEC on April 30, 2021.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Ferro Corporation

6060 Parkland Boulevard

Mayfield Heights, Ohio 44144

Tel. (216) 875-5600

www.ferro.com

Ferro Corporation

Investor & Media Contact:

Kevin Cornelius Grant, 216.875.5451

Director of Investor Relations and Corporate Communications

kevincornelius.grant@ferro.com

Table 1

Ferro Corporation and Subsidiaries

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)	Three Months Ended
	March 31,
	2021	2020

Net sales	$288,358	$252,326
Cost of sales	193,255	171,588
Gross profit	95,103	80,738
Selling, general and administrative expenses	53,838	56,046
Restructuring and impairment charges	5,184	1,165
Other expense (income):
Interest expense	9,437	5,530
Interest earned	(597)	(254)
Foreign currency losses (gains), net	1,158	(1,315)
Loss on extinguishment of debt	1,981	-
Miscellaneous income, net	(2,100)	(1,463)
Income before income taxes	26,202	21,029
Income tax expense	7,644	5,117
Income from continuing operations	18,558	15,912
Income from discontinued operations, net of income taxes	89,842	221
Net income	108,400	16,133
Less: Net income attributable to noncontrolling interests	437	10
Net income attributable to Ferro Corporation common shareholders	$107,963	$16,123
Earnings per share attributable to Ferro Corporation common shareholders:
Basic earnings:
Continuing operations	0.22	0.19
Discontinued operations	1.09	-

Diluted earnings:
Continuing operations	0.22	0.19
Discontinued operations	1.08	-

Shares outstanding:
Weighted-average basic shares	82,497	82,096
Weighted-average diluted shares	83,160	82,522
End-of-period basic shares	82,624	82,243

Table 2

Ferro Corporation and Subsidiaries

Segment Net Sales, Gross Profit and SG&A (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31,
	2021	2020
Segment Net Sales
Functional Coatings	$184,822	$155,435
Color Solutions	103,536	96,891
Total segment net sales	$288,358	$252,326

Segment Gross Profit
Functional Coatings	$61,876	$47,817
Color Solutions	33,668	33,787
Other costs of sales	(441)	(866)
Total gross profit	$95,103	$80,738

Selling, general and administrative expenses
Strategic services	$24,454	$25,616
Functional services	24,637	25,551
Incentive compensation	2,117	2,120
Stock-based compensation	2,630	2,759
Total selling, general and administrative expenses	$53,838	$56,046

Table 3

Ferro Corporation and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(Dollars in thousands)	March 31,	December 31,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$128,428	$174,077
Accounts receivable, net	158,991	137,008
Inventories	251,366	260,332
Other receivables	56,733	72,272
Other current assets	22,127	18,261
Current assets held-for-sale	-	307,854
Total current assets	617,645	969,804
Other assets
Property, plant and equipment, net	328,403	330,045
Goodwill	173,493	175,351
Intangible assets, net	115,052	119,500
Deferred income taxes	112,771	115,962
Operating leased assets	14,694	15,446
Other non-current assets	26,921	80,618
Non-current assets held-for-sale	-	154,207
Total assets	$1,388,979	$1,960,933

LIABILITIES AND EQUITY
Current liabilities
Loans payable and current portion of long-term debt	$13,393	$8,839
Accounts payable	125,163	135,296
Accrued payrolls	24,670	27,166
Accrued expenses and other current liabilities	146,285	124,770
Current liabilities held-for-sale	-	107,545
Total current liabilities	309,511	403,616
Other liabilities
Long-term debt, less current portion	356,547	791,509
Postretirement and pension liabilities	167,783	181,610
Operating leased non-current liabilities	9,131	10,064
Other non-current liabilities	53,735	62,050
Non-current liabilities held-for-sale	-	71,149
Total liabilities	896,707	1,519,998
Equity
Total Ferro Corporation shareholders’ equity	483,829	429,967
Noncontrolling interests	8,443	10,968
Total liabilities and equity	$1,388,979	$1,960,933

Table 4

Ferro Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities
Net income	$108,400	$16,133
Loss (gain) on sale of assets	(100,014)	487
Depreciation and amortization	11,093	10,451
Interest amortization	604	929
Restructuring and impairment	(23)	307
Loss on extinguishment of debt	1,981	-
Accounts receivable	(63,487)	(50,541)
Inventories	(2,495)	(11,297)
Accounts payable	(2,732)	(39,651)
Other current assets and liabilities, net	27,605	15,134
Other adjustments, net	(26,395)	(13,487)
Net cash used in operating activities	(45,463)	(71,535)
Cash flows from investing activities
Capital expenditures for property, plant and equipment and other long-lived assets	(10,877)	(8,316)
Collections of financing receivables	27,776	28,827
Proceeds from sale of businesses, net	415,230	-
Business acquisitions, net of cash acquired	(2,200)	-
Other investing activities	2	745
Net cash provided by investing activities	429,931	21,256
Cash flows from financing activities
Net borrowings under loans payable	4,533	137
Principal payments on term loan facility - Amended Credit Facility	(437,050)	(2,050)
Proceeds from revolving credit facility - Amended Credit Facility	-	180,000
Principal payments on revolving credit facility - Amended Credit Facility	-	(180,000)
Other financing activities	(4,100)	216
Net cash used in financing activities	(436,617)	(1,697)
Effect of exchange rate changes on cash and cash equivalents	(1,700)	(1,208)
Decrease in cash and cash equivalents	(53,849)	(53,184)
Cash and cash equivalents at beginning of period	182,277	104,402
Cash and cash equivalents at end of period	128,428	51,218
Less: Cash and cash equivalents of discontinued operations at end of period	-	8,200
Cash and cash equivalents of continuing operations at end of period	$128,428	$43,018

Cash paid during the period for:
Interest	$10,918	$7,853
Income taxes	$4,018	$4,431

Table 5

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Reported Income to Adjusted Income

For the Three Months Ended March 31 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense, net	Income tax expense[5]	Net income attributable to common shareholders	Diluted earnings per share

	2021

As reported	$193,255	$53,838	$5,184	$9,879	$7,644	$18,121	$0.22
Adjustments:
Restructuring	-	-	(5,184)	-	-	5,184	0.06
Acquisition related costs[1]	(1,035)	(1,113)	-	(6,434)	-	8,582	0.10
Costs related to optimization projects[3]	(1,143)	(1,438)	-	-	-	2,581	0.03
Costs related to divested businesses and assets	-	(1,869)	-	1,024	-	845	0.01
Tax on adjustments	-	-	-	-	4,429	(4,429)	(0.05)
Total adjustments[6]	(2,178)	(4,420)	(5,184)	(5,410)	4,429	12,763	0.15
As adjusted	$191,077	$49,418	$-	$4,469	$12,073	$30,884	$0.37

	2020

As reported	$171,588	$56,046	$1,165	$2,498	$5,117	$15,902	$0.19
Adjustments:
Restructuring	-	-	(1,165)	-	-	1,165	0.01
Acquisition related costs[2]	(9)	(536)	-	-	-	545	0.01
Costs related to optimization projects[4]	(1,171)	(2,138)	-	-	-	3,309	0.04
Costs related to divested businesses and assets	-	(1,726)	-	(55)	-	1,781	0.02
Tax on adjustments	-	-	-	-	1,443	(1,443)	(0.02)
Total adjustments[6]	(1,180)	(4,400)	(1,165)	(55)	1,443	5,357	0.06
As adjusted	$170,408	$51,646	$-	$2,443	$6,560	$21,259	$0.26

(1)

The adjustments to “Cost of Sales” primarily include environmental costs related to our recent acquisitions. The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to acquisition costs. The adjustments to “Other expense, net” relate to write down of deferred debt fees and swap termination interest.

(2)	The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to acquisition costs.
(3)

Costs related to Optimization projects of $2.6 million include costs associated with our Americas manufacturing optimization initiative of $2.1 million, which is comprised of costs for process development and production testing, professional fees for legal and tax services, supplies and equipment commissioning, and utility setup and testing. The remaining $0.5 million of costs relate to global optimization projects and discrete projects at our previous acquisitions.

(4)

Costs related to Optimization projects of $3.3 million include costs associated with our Americas manufacturing optimization initiative of $2.4 million, which is comprised of costs for process development and production testing, professional fees for legal and tax services, supplies and equipment commissioning, and utility setup and testing. The remaining $0.9 million of costs relate to global optimization projects and discrete projects at our previous acquisitions.

(5)	Income tax expense reflects the reported expense, adjusted for adjustments being tax effected at the respective statutory rate where the item originated.
(6)	Due to rounding, total earnings per share related to adjustments does not always add to the total adjusted earnings per share.

It should be noted that adjusted net income, earnings per share and other adjusted items referred to above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP, and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented. We believe by excluding these costs, our adjusted earnings per share better reflect our underlying business performance, as well as being considered in our internal evaluation of financial performance. These costs are ones that we have concluded are not normal, recurring cash operating expenses necessary to operate our business, and we believe it is useful to present this non-GAAP financial measure to provide investors greater comparability of our base business.

Table 6

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Adjusted Gross Profit

(Dollars in thousands)	Three Months Ended
	March 31,
	2021	2020

Functional Coatings	$184,822	$155,435
Color Solutions	103,536	96,891
Total net sales	$288,358	$252,326

Total net sales	$288,358	$252,326
Adjusted cost of sales[1]	191,077	170,408
Adjusted gross profit	$97,281	$81,918
Adjusted gross profit percentage	33.7%	32.5%

(1)	Refer to Table 5 for the reconciliation of adjusted cost of sales for the three months ended March 31, 2021 and 2020, respectively.

It should be noted that adjusted gross profit is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measure is presented. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 7

Ferro Corporation and Subsidiaries

Supplemental Information

Constant Currency Schedule of Adjusted Operating Profit (unaudited)

	Three Months Ended
(Dollars in thousands)	March 31,
	2020	Adjusted 2020[1]	2021	2021 vs Adjusted 2020
Segment net sales
Functional Coatings	$155,435	$161,227	$184,822	$23,595
Color Solutions	96,891	100,376	103,536	3,160
Total segment net sales	$252,326	$261,603	$288,358	$26,755

Segment adjusted gross profit
Functional Coatings	$48,875	$50,805	$64,231	$13,426
Color Solutions	33,810	34,799	33,930	(869)
Other costs of sales	(769)	(799)	(879)	(80)
Total adjusted gross profit[2]	$81,916	$84,805	$97,282	$12,477

Adjusted selling, general and administrative expenses
Strategic services	$25,498	$26,706	$24,165	$(2,541)
Functional services	21,229	21,694	20,505	(1,189)
Incentive compensation	2,164	2,130	2,117	(13)
Stock-based compensation	2,759	2,759	2,630	(129)
Total adjusted selling, general and administrative expenses[3]	$51,650	$53,289	$49,417	$(3,872)

Adjusted operating profit	$30,266	$31,516	$47,865	$16,349
Adjusted operating profit as a % of net sales	12.0%	12.0%	16.6%

(1)

Reflects the remeasurement of 2020 reported and adjusted local currency results using 2021 exchange rates, resulting in constant currency comparative figures to 2021 reported and adjusted results.  See Table 5 for Non-GAAP adjustments applicable to the three month period.

(2)	Refer to Table 6 for the reconciliation of adjusted gross profit for the three months ended March 31, 2021 and 2020, respectively.
(3)	Refer to Table 5 for the reconciliation of adjusted SG&A expenses for the three months ended March 31, 2021 and 2020, respectively.

It should be noted that adjusted net sales, gross profit, SG&A expenses, and operating profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures are presented within this table, as well as Table 5 and Table 6. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 8

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Net income attributable to Ferro Corporation common shareholders to Adjusted EBITDA (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31,
	2021	2020

Net income attributable to Ferro Corporation common shareholders	$18,121	$15,902
Net income attributable to noncontrolling interests	437	10
Restructuring and impairment charges	5,184	1,165
Other (income) expense, net	442	(3,032)
Interest expense	9,437	5,530
Income tax expense	7,644	5,117
Depreciation and amortization	10,497	11,381
Less: interest amortization expense and other	(604)	(929)
Cost of sales adjustments[1]	2,178	1,180
SG&A adjustments[1]	4,420	4,400
Adjusted EBITDA	$57,756	$40,724

Net sales	$288,358	$252,326
Adjusted EBITDA as a % of net sales	20.0%	16.1%

(1)	For details of Non-GAAP adjustments, refer to Table 5 for the reconciliation of adjusted cost of sales and adjusted SG&A for the three months ended March 31, 2021 and 2020, respectively.

It should be noted that adjusted EBITDA is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measure is presented. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 9

Ferro Corporation and Subsidiaries

Supplemental Information

Change in Net Debt (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31,
	2021	2020
Beginning of period
Gross debt	$804,067	$811,450
Cash	174,077	96,202
Debt, net of cash	629,990	715,248

Unamortized debt issuance costs	3,719	3,885
Debt, net of cash and unamortized debt issuance costs	626,271	711,363

End of period
Gross debt	371,443	809,868
Cash	128,428	43,018
Debt, net of cash	243,015	766,850

Unamortized debt issuance costs	1,503	3,650
Debt, net of cash and unamortized debt issuance costs	241,512	763,200

Unamortized debt issuance costs	(2,216)	(235)
FX on cash	(1,700)	(1,208)

Period decrease (increase) in debt, net of cash, unamortized debt issuance costs and FX	$388,675	$(50,394)

Period decrease (increase) in debt, net of cash and unamortized debt issuance costs	$384,759	$(51,837)

It should be noted that the change in net debt is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measure is presented. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 10

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Net Cash Used in Operating Activities (GAAP) to

Adjusted Free Cash Flow (Non-GAAP) (unaudited)

(Dollars in thousands)	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net income	$108,400	$16,133
Loss (gain) on sale of assets	(100,014)	487
Depreciation and amortization	11,093	10,451
Interest amortization	604	929
Restructuring and impairment	(23)	307
Loss on extinguishment of debt	1,981	-
Accounts receivable	(63,487)	(50,541)
Inventories	(2,495)	(11,297)
Accounts payable	(2,732)	(39,651)
Other current assets and liabilities, net	27,605	15,134
Other adjustments, net	(26,395)	(13,487)
Net cash used in operating activities (GAAP)	$(45,463)	$(71,535)
Less: Capital Expenditures	(10,877)	(8,316)
Plus: Cash collected for AR securitization	27,776	28,827
Adjusted Free Cash Flow (Non-GAAP)	(28,564)	(51,024)

Net Income Attributable to Ferro Corporation Common Shareholders	107,963	16,123

Adjusted Free Cash Flow Conversion of Net Income Attributable to Ferro Corporation Common Shareholders	-26.5%	-316.5%

It should be noted that Adjusted Free Cash Flow is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented. Adjusted Free Cash Flow (Non-GAAP) is calculated as Cash Flow used in operating activities (GAAP), less capital expenditures and adding cash collected from the Accounts Receivable Securitization program. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.